EXHIBIT 16.1

May 23, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:

SMSA Crane Acquisition Corp.

File Reference No. 000-53800

We were previously the independent registered public accounting firm for SMSA Crane Acquisition Corp. and under the date of April 10, 2015, we reported on the financial statements of SMSA Crane Acquisition Corp., as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014.

Effective May 23, 2017 we were dismissed as the independent registered public accounting firm. We have read SMSA Crane Acquisition Corp.’s disclosures included in Item 4.01 “Changes in Registrant’s Certifying Accountant” on SMSA Crane Acquisition Corp.’s Form 8-K dated May 23, 2017 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG &COMPANY, P.A.

Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

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